Exhibit 99.2

Microsemi Corporation to Acquire Zarlink Semiconductor Inc.

•	Microsemi amends offers to acquire all of the outstanding common shares and debentures of Zarlink to CAD$3.98 per share and CAD$1,624.49 per CAD$1,000 principal amount of debentures, respectively

•	Zarlink’s Board of Directors unanimously recommends Zarlink shareholders and debentureholders tender their shares or debentures to Microsemi’s all cash increased offers

•	Expands Microsemi’s market reach into communications and medical markets

•	Immediately accretive to Microsemi’s non-GAAP earnings before synergies; expects $0.24 to $0.26 non-GAAP EPS accretion in FY2012

•	Offers extended to 5:00 p.m. (Eastern Time) on October 12, 2011

ALISO VIEJO, California and OTTAWA, Canada, Sept. 22, 2011—Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, and Zarlink Semiconductor Inc. (TSX: ZL), a leading provider of mixed-signal chip technologies for a broad range of communications and medical applications, announced today that they have entered into a Support Agreement pursuant to which Microsemi, through a wholly-owned subsidiary (the “Offeror”), will amend its existing offers to increase the price offered for all of the issued and outstanding common shares (the “Shares”) and 6% unsecured, subordinated convertible debentures maturing September 30, 2012 (the “Debentures”) of Zarlink by 19% to CAD$3.98 in cash per Share and CAD$1,624.49 in cash per CAD$1,000 principal amount of Debentures plus accrued and unpaid interest to the date Debentures are taken up (the “Amended Offers”).

The Board of Directors of Zarlink, after receiving fairness opinions from its financial advisors, RBC Capital Markets and Canaccord Genuity Corp, has unanimously determined that the Offers are fair to its Shareholders and Debentureholders, that it is in the best interests of the Company to support and facilitate the Offers, and has approved the Offers and recommends that Zarlink Shareholders and Debentureholders tender their Shares and Debentures to the Amended Offers.

The total transaction value is approximately US $525 million, net of Zarlink’s cash which is currently US $ 107M. The Amended Offers represent a 67% premium over the closing price of the Shares on the TSX and a 48% premium over the closing price of the Debentures on the TSX on July 19, 2011, the day prior to the initial public announcement of Microsemi’s proposal to acquire Zarlink. The consideration under the Amended Offers represents a 15% premium to the closing price on the TSX of the Shares and a 15% premium to the closing price on the TSX of the Debentures on September 21, 2011, the last trading day prior to this announcement.

“We are excited to add Zarlink to the Microsemi family and to enter into this transaction on a friendly basis,” said James J. Peterson, Microsemi’s president and chief executive officer. “Entering the process and performing diligence enabled us to confirm the compelling strategic fit between the two companies. Furthermore, Zarlink’s fundamentals, technology capabilities, product roadmap and revenue growth opportunities exceeded our expectations. By bringing Microsemi’s scale and discipline to this tremendous property, we expect to deliver outstanding results for our shareholders.”

Adam Chowaniec, Chairman of Zarlink’s Board of Directors, stated, “After careful consideration of strategic alternatives, protracted negotiations and the receipt of two fairness opinions from our financial advisors, the Zarlink Board of Directors unanimously recommends that Shareholders and Debentureholders tender their Shares and Debentures to the Amended Offers from Microsemi.”

Microsemi believes the transaction will be immediately accretive to non-GAAP EPS before synergies. Based on current assumptions, Microsemi expects the acquisition to be $0.24 to $0.26 accretive to non-GAAP EPS in its first full fiscal year ending 2012. More details will follow upon completion of the acquisition.

For the September quarter, net sales for Microsemi are expected to increase from 3% to 5% sequentially. As of this date, Microsemi remains comfortable with its previously announced non-GAAP diluted earnings per share guidance for its fourth Fiscal quarter 2011 of $0.52 to $0.54.

Tender Offers and Closing

A notice of variation and extension of the existing offers is expected to be mailed by the Offeror to Zarlink Shareholders and Debentureholders by September 27, 2011 with a revised expiry time of 5:00 p.m. (Eastern Time) on October 12, 2011. Zarlink’s Board of Directors will concurrently issue a notice of change to its directors’ circular dated September 1, 2011 that will recommend that Shareholders and Debentureholders tenders their Shares and Debentures to the Amended Offers and will include the fairness opinions provided by Zarlink’s financial advisors.

The Support Agreement entered into by Zarlink and Microsemi contains, among other things, a CAD$25 million break fee payable by Zarlink in certain circumstances including the acceptance of an unsolicited superior proposal from a third party. Microsemi has also been granted a right to match in respect of competing proposals.

The Amended Offers are subject to customary closing conditions, including the tender of that number of Shares which, together with the Shares held by the Offeror and its associates and affiliates and the Shares into which the Debentures deposited under the Debenture Offer may be converted into at the option of the Offeror, represent at least 66 2/3% of the outstanding Shares calculated on a fully-diluted basis.

No approval of the shareholders of Microsemi is required in connection with the proposed transaction. Terms of the Support Agreement were unanimously approved by the board of directors of both Microsemi and Zarlink.

The transaction is not subject to a financing condition as Microsemi has received a financing commitment from Morgan Stanley Senior Funding, Inc. in connection with the acquisition. The financing commitment includes a US$800 million seven year senior term loan facility. Stifel Nicolaus Weisel and Morgan Stanley & Co. LLC are acting as financial advisors to Microsemi in the acquisition and its legal advisors are O’Melveny & Myers LLP and Stikeman Elliott LLP. RBC Capital Markets and Canaccord Genuity Corp. and are acting as financial advisors to Zarlink and its legal advisors are McCarthy Tetrault LLP, Davies, Ward, Phillips & Vineberg LLP and SNR Denton US LLP.

Upon satisfaction of the conditions to the Amended Offers and after such time as the Offeror takes up and pays for the Shares and Debentures tendered to the Amended Offers, the Offeror intends to acquire the balance of the Shares and Debentures as soon as practicable by way of a compulsory acquisition under the Canada Business Corporations Act or by way of a subsequent acquisition transaction as described in the Offeror’s circular.

For more information on how to tender Zarlink’s Shares or Debentures to the Amended Offers or for any other information, holders of Shares and Debentures may communicate with The Laurel Hill Advisory Group Company, the information agent retained by Microsemi, North American toll free at 1-877-452-7184 or via e-mail assistance@laurelhill.com.

This press release does not constitute an offer to buy or an invitation to sell, or the solicitation of an offer to buy or invitation to sell, any securities of Zarlink. Such an offer may only be made pursuant to an offer and takeover bid circular filed with the securities regulatory authorities in Canada and pursuant to registration or qualification under the securities laws of any other such jurisdiction.

Conference Call

James J. Peterson, Microsemi’s president and chief executive officer, John W. Hohener, Microsemi’s executive vice president and chief financial officer, and Steven G. Litchfield, Microsemi’s executive vice president and chief strategy officer, will participate in a conference call at 11 a.m. Eastern Time on Thursday, Sept. 22, 2011 to discuss the acquisition. An audio recording of the call will be available until Oct. 6 in the investor relations section of Microsemi’s website, www.microsemi.com. Those wishing to participate in the conference call can dial (877) 264-1110 or (706) 634-1357 at approximately 11 a.m. Eastern Time (8 a.m. Pacific Time). Callers should provide the following ID Number: 12873501.

About Microsemi

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor solutions for: aerospace, defense and security; enterprise and communications; and industrial and alternative energy markets. Products include high-performance, high-reliability analog and RF devices, mixed-signal and RF integrated circuits, customizable SoCs, FPGAs, and complete subsystems. Microsemi is headquartered in Aliso Viejo, Calif., and has more than 2,700 employees globally. Learn more at www.microsemi.com.

About Zarlink

Zarlink Semiconductor (TSX: ZL) delivers world-leading, mixed-signal chip technologies for a broad range of communication and medical applications. Zarlink’s core capabilities include timing solutions that manage time-sensitive communication applications over wireless and wired networks, line circuits supporting high-quality voice services over cable and broadband connections, and ultra low-power radios enabling new wireless medical devices and therapies. Serving the world’s largest original equipment manufacturers, Zarlink’s highly integrated chip solutions help customers simplify design, lower costs and reach market quickly. For more information, visit www.zarlink.com.

# # #

Microsemi and the Microsemi logo are registered trademarks or service marks of Microsemi Corporation and/or its affiliates. Third-party trademarks and service marks mentioned herein are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements related to Microsemi’s revenue and earnings guidance and the potential benefits of the acquisition of Zarlink including its immediately accretive impact on earnings and its effect on Microsemi’s growth potential are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as the risk that Microsemi and Zarlink will be unable to comply with or satisfy the closing conditions contained in the Support Agreement; and the risk that Zarlink’s business and technology will not be successfully integrated with Microsemi’s business, including product mix and acceptance, achievement of gross margins and operational and other cost synergies;. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis.

ADDITIONAL INFORMATION

Neither this communication nor the any of the statements incorporated by reference in this communication constitutes an offer to buy or solicitation of an offer to sell any securities. In connection with the proposed transaction, Microsemi has filed, and from time to time may file amendments to, tender offer documents with the applicable Canadian securities authorities and the U.S. Securities and Exchange Commission (“SEC”). Any definitive take-over bid or tender offer documents will be made available to shareholders of Zarlink. INVESTORS AND SECURITY HOLDERS OF ZARLINK ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE APPLICABLE CANADIAN AUTHORITIES AND THE SEC CAREFULLY IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE

PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed by Microsemi with the applicable Canadian securities authorities through the website maintained by the Canadian Securities Administrators at http://www.sedar.com and with the SEC through the web site maintained by the SEC at http://www.sec.gov.

FINANCIAL CONTACT: John W. Hohener

Executive Vice President and CFO

Tel: (949) 380-6100

INVESTORS: Robert C. Adams

Vice President of Corporate Development

Tel: (949) 380-6100